EXHIBIT 24

                                POWER OF ATTORNEY

The undersigned directors and officers of R-Tec Technologies, Inc. hereby constitute and appoint Philip Lacqua, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


----------------------------------------------------
Nancy Vitolo, Vice President, Secretary and Director

Date:  October 10, 2001